                                                                    EXHIBIT 21.1

          SUBSIDIARIES OF NEUROMEDICAL SYSTEMS, INC. AT MARCH 31, 1998

                                                                                       PERCENTAGE
            SUBSIDIARY             JURISDICTION ORGANIZED             PARENT           OWNERSHIP
            ----------             ----------------------             ------           ----------
 NSI Netherlands, B.V.             The                      Neuromedical Systems, Inc.
                                   Netherlands                                             100%
 NSI Europe, B.V.                  The                      NSI Netherlands, B.V.
                                   Netherlands                                             100%
 Advanced Cytology Europe, C.V.    Rotterdam                NSI Overseas Holding, Inc.      50%
                                   Limited
                                   Partnership
                                   Registered               NSI Overseas Group, Inc.
                                   Seat:
                                   Suffern, NY                                              50%
                                   Registered
                                   address:
                                   Rotterdam,
                                   The
                                   Netherlands
 NSI Italy Srl.                    Italy                    NSI Netherlands, B.V.           75%
                                                            NSI Europe, B.V.                25%
 NSI France S.A.R.L.               France                   NSI Netherlands, B.V.        99.99%
                                                            NSI Europe, B.V.              0.01%
 NSI Australia Pty Ltd.            Australia                Neuromedical Systems, Inc.     100%
 NSI (Hong Kong) Ltd.              Hong Kong                Neuromedical Systems, Inc.      50%
                                                            NSI Netherlands, B.V.           50%
 Neuromedical Systems Israel, Ltd. Israel                   NSI Netherlands, B.V.          100%
 Atlantic Cytology, Inc.           Delaware                 Neuromedical Systems, Inc.     100%
 Cytology Europe, Inc.             Delaware                 Neuromedical Systems, Inc.     100%
 NSI Overseas Holding, Inc.        Delaware                 Neuromedical Systems, Inc.     100%
 NSI Overseas Group, Inc.          Delaware                 Neuromedical Systems, Inc.     100%
 NSI Asia Pacific Ltd.             Cayman                   Neuromedical Systems, Inc.
                                   Islands                                                 100%
 New System Ltd.                   Cayman                   NSI Asia Pacific Ltd.
                                   Islands                                                 100%
 New System International Ltd.     Hong Kong                NSI Asia Pacific Ltd.         99.9%
                                                            NSI (Hong Kong) Ltd.             1%
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